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                                                                   EXHIBIT 99.2

                        Duquesne Light Company Directors

     David D. Marshall. Age 48.  Director since April 1995. Chairman, President
     -----------------
and Chief Executive Officer of DQE since June 1999. Chairman, President and Chief Executive Officer of Duquesne Light from June 1999 to August 1999. President and Chief Executive Officer of DQE and Duquesne Light from August 1996 to June 1999. Executive Vice President of DQE and President and Chief Operating Officer of Duquesne Light from February 1995 to August 1996. Directorships include DQE, Inc., Allegheny Conference on Community Development and the Duquesne Club.

     John R. Marshall.  Age 51.  President and Director of Duquesne Light since
     ----------------
August 1999. Previously Vice President--Consumer and Small Business Market Unit of Entergy Corporation from 1996 to August 1999. Vice President--Information Systems of Entergy Corporation from 1995 to 1996.

     Morgan K. O'Brien.  Age 41.  Director since June 1999.  Chief Operating
     -----------------
Officer of DQE since August 2000. Executive Vice President--Corporate Development of DQE from January 2000 to August 2000. Vice President--Finance of Duquesne Light from July 1999 to May 2000. Vice President--Corporate Development of DQE from July 1999 to January 2000. Vice President, Controller and Treasurer of DQE and Vice President--Finance, Controller and Treasurer of Duquesne Light from November 1998 to July 1999. Vice President and Controller of DQE and Vice President and Controller of Duquesne Light from November 1997 to November 1998. Controller of DQE and Duquesne Light from October 1995 to November 1997.

     Victor A. Roque.  Age 54.  Director since June 1999.  Executive Vice
     ---------------
President and General Counsel of DQE since November 1998, and Secretary since May 2000. Senior Vice President and General Counsel of Duquesne Light from November 1998 to April 2000. Vice President and General Counsel of DQE and Duquesne Light from April 1995 to November 1998.

     Jack E. Saxer, Jr.  Age 57.  Director since June 1999. Vice President--
     -----------------
Strategic Compensation and Financial Services of DQE since March 2001. Vice President of DQE from April 1996 to March 2001. Assistant Vice President-- Administration of Duquesne Light from January 1995 to April 1996.

     William J. DeLeo.  Age 50.  Director since June 1999.  Vice President and
     ----------------
Chief Administrative Officer of DQE since November 1998. Vice President-- Corporate Services of Duquesne Light Company from November 1998 to April 2000. Vice President--Marketing and Corporate Performance of Duquesne Light from April 1995 to November 1998.